UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material under Rule 14a-12

                                  iParty Corp.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No Fee Required
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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|_| Fee paid previously with written preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     2) Form, Schedule or Registration Statement No.:

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

[iParty Corp Letterhead]



May 13, 2008



Dear [Series B Stockholder]:

     You recently received a mailing containing iParty Corp.'s 2007 Annual Report, Proxy Statement and Notice of our 2008 Annual Meeting of Stockholders, to be held on Wednesday, June 4, 2008, at 11:00 am at Posternak Blankstein & Lund LLP, Prudential Tower, 800 Boylston Street, 33rd Floor, Boston MA 02199.

     If you need an additional copy of these materials, please contact me at 781-355-3770, your broker, or Continental Stock Transfer & Trust Co., our transfer agent, at 212-509-4000. You may also find copies of our 2007 Annual Report and Proxy Statement on our web site at www.iparty.com under "Investor Relations" and the SEC's web site at www.sec.gov.

     The Board of Directors and management of iParty want to urge you to sign and return the proxy card enclosed with the documents listed above, and to vote FOR each of the three proposals that will be voted on at the annual meeting.

     In addition to the customary election of directors and ratification of auditors, we want to call particular attention as a holder of Series B convertible preferred stock ("Series B Preferred Stock") to the proposal to amend the Certificate of Designations of the Series B Preferred Stock to change the requisite voting number of shares or holders necessary to amend or waive certain provisions contained therein.

     Your vote is very important regardless of the number of shares that you own and we urge you to sign, date and return your proxy card as indicated. The Board of Directors has recommended that you vote FOR the proposal to amend the Certificate of Designations of the Series B Preferred Stock, which is proposal 2 on the proxy card and in the Proxy Statement. We believe that the amendments to the Certificate of Designations of the Series B Preferred Stock will benefit the Company by:

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

     1. Making it easier to determine whether a particular class vote is achievable prior to undertaking the expensive and time consuming process of a proxy solicitation to approve a particular corporate transaction;
     2. Making the voting provisions more consistent and understandable for our stockholders;
     3. Bringing the voting provisions closer to traditional concepts of majority voting; and
     4. Allocating the voting power according to the holder's relative economic stake in the Company rather than the arbitrary number of owners.

If you have any questions about this proposal or either of the other two proposals, please call me at 781-355-3770, or Sal Perisano at 781-355-3736. Sal and I will also be reaching out by telephone in the upcoming weeks to answer any questions you may have on the proposals. Thank you.



Best regards,


David Robertson
Chief Financial Officer & Secretary




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